Exhibit 10.1
Confidential Treatment Requested Under 17 C.F.R.§§ 200.80(b)(4) and 240-24b-2

Manufacturing Services Agreement

(the “Agreement”)

by and between

Lonza Sales Ltd
Münchensteinerstrasse 38
CH-4002 Basel
Switzerland
- hereinafter “Lonza” -
and
Radius Health, Inc.
950 Winter Street
Waltham, MA 02451
USA
- hereinafter “Radius” -
Effective as of [June 28, 2016] (the “Effective Date”)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R.§§ 200.80(b)(4) and 240-24b-2

Table of Contents
Page
1    Definitions and Interpretation    3
2    Performance of Services    8
3    Intentionally Omitted.    10
4    Quality    10
5    Insurance    10
6    Forecasting, Ordering and Cancellation    10
7    Delivery and Acceptance    12
8    Price and Payment    14
9    Capital Equipment    15
10    Intellectual Property    15
11    Warranties    16
12    Indemnification and Liability    17
13    Confidentiality    18
14    Term and Termination    20
15    Force Majeure    21
16    Miscellaneous    21

Appendix A

Appendix B

Recitals
WHEREAS, Radius is engaged in the pharmaceutical business and is the owner or licensee of rights to certain proprietary technical information, patents and/or patent applications relating to the Product (as defined below) and requires assistance in the development and manufacture of Product;
WHEREAS, Lonza and its Affiliates have expertise in the evaluation, development and commercial manufacture of products;
WHEREAS, the Parties are each party to those certain Mutual Confidentiality Agreements dated April 18, 2007 and December 5, 2014 respectively (the “CDAs”);
WHEREAS, the Parties are each party to that certain Development and Manufacturing Services Agreement dated October 16, 2007, as amended on May 19, 2011, January 30, 2014, and December 31, 2015 (the “DMSA”);
WHEREAS, Radius wishes to engage Lonza for Services (as defined below) relating to the commercial manufacture of the Product as described in this Agreement; and
WHEREAS, Lonza, or its Affiliate, is prepared to perform such Services for Radius on the terms and subject to the conditions set out herein.
NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the parties intending to be legally bound, agree as follows:
1Definitions and Interpretation

“Affiliate”
means any company, partnership or other entity which directly or indirectly Controls, is Controlled by or is under common Control with the relevant Party. “Control” means the ownership of more than fifty percent (50%) of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the relevant Party.

“Acceptance”	means the acceptance by Radius of Lonza’s Release.

“Agreement”	means this agreement incorporating all Appendices, as amended from time to time by written agreement of the Parties.

“Applicable Laws”
means all relevant U.S. and European Union national/federal, state and local laws, statutes, rules, and regulations which are applicable to a Party’s activities hereunder, including, without limitation, the applicable regulations and guidelines of any Governmental Authority and all applicable cGMP together with amendments thereto and those concerning anti-corruption and anti-bribery.

“Approval”	means the first marketing approval by the FDA or EMA of Product from the Facility for commercial supply.

“Background IP”
means any Intellectual Property (i) owned or controlled by a Party prior to the Effective Date or (ii) developed or acquired by a Party independently from the performance of the Services hereunder during the Term of this Agreement.

“Batch”	means the Product derived from a single run of the Manufacturing Process with a target yield as set forth in Appendix A.

“Batch Price”	means the Price of each Batch.

“Campaign”	means a series of no less than one (1) cGMP Batch manufactured consecutively.

“Cancellation Fee”	has the meaning given in Clause 6.6.

“Capital Equipment“
means those certain pieces of equipment used to produce the Product that are purchased by Radius or for which Radius reimburses Lonza, including, without limitation, the related documentation regarding the design, validation, operation, calibration and maintenance of such equipment.

“Certificate of Analysis”	means a document prepared by Lonza listing tests performed by Lonza or approved External Laboratories, the Specifications and test results.

“Certificate of Compliance”
means a document prepared by Lonza: (i) listing the manufacturing date, unique Batch number, and concentration of Product in such Batch, (ii) certifying that such Batch was manufactured in accordance with the Master Batch Record and cGMP, if applicable.

“cGMP”
means those laws and regulations applicable in the U.S. and Europe, relating to the manufacture of medicinal products for human use, including, without limitation, current good manufacturing practices as specified in the ICH guidelines, including without limitation, ICH Q7A “ICH Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients”, US Federal Food Drug and Cosmetic Act at 21CFR (Chapters 210, 211, 600 and 610) and the Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 91/356/EEC. For the avoidance of doubt, Lonza’s operational quality standards are defined in internal cGMP policy documents.

“cGMP Batches”	means any Batches which are to be manufactured in accordance with cGMP, which is every Batch unless the Parties mutually agree otherwise.

“Commencement Date”	means the date of commencement of manufacturing activities for a Batch hereunder.

“Confidential Information”	means Radius Information and Lonza Information, as the context requires.

“EMA”	means the European Medicines Agency, or any successor agency thereto.

“Engineering Batches”	means a Batch that is intended to demonstrate the functionality of the Manufacturing Process in the Facility.

“External Laboratories”	means any Third Party laboratory subcontracted by Lonza, with Radius’ prior consent, which is to conduct testing activities required to complete the Services.

“Facility”	means Lonza’s manufacturing facilities in Braine, Belgium or such other Lonza facility as may be agreed upon by the Parties.

“FDA”	means the United States Food and Drug Administration, or any successor agency thereto.

“Governmental Authority”
means any Regulatory Authority and any national, multi-national, regional, state or local regulatory agency, department, bureau, or other governmental entity having oversight over a Party’s activities hereunder.

“Intellectual Property” or “IP”
means (i) inventions (whether or not patentable), patents, trade secrets, copyrights, trademarks, trade names and domain names, rights in designs, rights in computer software, database rights, rights in confidential information (including know-how) and any other intellectual property rights, in each case whether registered or unregistered, (ii) all applications (or rights to apply) for, and renewals or extensions of, any of the rights described in the foregoing clause (i) and (iii) and all rights and applications that are similar or equivalent to the rights and application described in the foregoing clauses (i) and (ii), which exist now, or which come to exist in the future, in any part of the world.

“Joint New General Application IP”	has the meaning given in Clause 10.3.

“Lonza Information”
means all information that is proprietary to Lonza or any Affiliate of Lonza and that is maintained in confidence by Lonza or any Affiliate of Lonza and that is or was disclosed by Lonza or any Affiliate of Lonza to Radius under or in connection with this Agreement, the CDAs and/or the DMSA, including without limitation, any and all Lonza know-how and trade secrets.

“Manufacturing Process”	means the production process for the manufacture of Product, as such process may be improved or modified from time to time by agreement of the Parties in writing.

“Master Batch Record”
means the document, proposed by Lonza and approved by Radius, which defines the manufacturing methods, test methods and other procedures, directions and controls associated with the manufacture and testing of Product.

“New Radius IP”	means Intellectual Property that (i) [*] or (ii) is an [*].

“New General Application IP”
means Intellectual Property that (i) is generally and broadly applicable to [*] or (ii) is an [*]. For avoidance of doubt, “New General Application IP” shall include [*] that embody, or that are claimed or covered by, any of the foregoing Intellectual Property.

“Party”	means each of Lonza and Radius and, together, the “Parties”.

“Price”	means the price for the Services and Products as set out in Appendix A.

“Process Validation Batch”	means a cGMP Batch that is produced with the intent to show reproducibility of the Manufacturing Process and is required to complete process validation studies.

“Product”	means the proprietary molecule identified by Radius as Abaloparatide (former name BA058) to be manufactured using the Manufacturing Process by Lonza for Radius.

“Purchase Order”	means, with respect to a cGMP Batch, a document submitted by Radius to Lonza which must include the quantity, price and the estimated Release date(s).

“Quality Agreement”	means the quality agreement dated November 27, 2015, setting out the responsibilities of the Parties in relation to quality as required for compliance with cGMP, as may be amended from time to time.

“Radius Information”
means all technical and other information that is proprietary to Radius or any Affiliate of Radius and that is maintained in confidence by Radius or any Affiliate of Radius and that is or was (i) disclosed by Radius to Lonza and/or its Affiliates under or in connection with this Agreement, the CDAs and/or the DMSA, or (ii) developed by Lonza under the DMSA or this Agreement and owned by Radius, including without limitation, any and all Radius know-how and trade secrets relating to the Manufacturing Process and the Product, including any materials supplied by Radius to Lonza and/or its Affiliates.

“Radius Materials”	means any Raw Materials, components of Product, or other materials of any nature provided by Radius.

“Raw Materials”
means all ingredients, solvents and other components of the Product required to perform the Manufacturing Process or Services set forth in the bill of materials detailing the same (but excluding any consumables or wearables).

“Regulatory Authority”	means the FDA, EMA and any other similar regulatory authorities as may be agreed upon in writing by the Parties.

“Release”
means, with respect to cGMP Batches, the delivery by Lonza to Radius of the Certificate of Analysis, the Certificate of Compliance and such other documentation as is reasonably required to meet all applicable regulatory requirements of the Governmental Authorities not later than the date of delivery of Batches.

“Services”
means all or any part of the services to be performed by Lonza under this Agreement (including, without limitation, process and analytical method transfer, stability storage and testing, process development, process optimization, validation, clinical and commercial manufacturing, storage as well as quality control and quality assurance activities, and manufacture of reference standards and working reference standards), particulars of which are set out in the Specifications and/or a Purchase Order.

“Specifications”	means the specifications of the Product as specified in Appendix B, which may be amended from time to time in accordance with this Agreement.

“Term”	has the meaning given in Section 14.1.

“Third Party”	means any party other than Radius, Lonza and their respective Affiliates.
In this Agreement references to the Parties are to the Parties to this Agreement, headings are used for convenience only and do not affect its interpretation, references to a statutory provision include references to the statutory provision as modified or re-enacted or both from time to time and to any subordinate legislation made under the statutory provision, references to the singular include the plural and vice versa, and references to the word “including” are to be construed without limitation.
2    Performance of Services

2.1
Performance of Services. Subject to the terms of this Agreement, Lonza shall itself and through its Affiliates, diligently carry out the Services as provided in Purchase Order(s) and use commercially reasonable efforts to perform the Services without any material defect and according to the estimated timelines as set forth in the applicable Purchase Order. Lonza shall retain appropriately qualified and trained personnel with the requisite knowledge and experience to perform the Services in accordance with this Agreement. Lonza may not subcontract or delegate any of its rights or obligations under this Agreement to any Third Party without the prior written consent of Radius. Any permitted subcontractor shall be subject to the same obligations and other provisions contained in this Agreement or any applicable Purchase Order. Lonza shall be responsible for [*], provided however that Lonza shall not be responsible for analytical lab services performed by External Laboratories. [*].

2.2
Engineering Batches. Lonza shall manufacture Engineering Batches in accordance with the applicable Purchase Order. Radius shall have the right to make whatever further use of the non-cGMP Engineering Batches as it shall determine, provided that Radius pays for such Batches, such use is not for human use and does not violate any Applicable Laws. Lonza makes no warranty that Engineering Batches will meet cGMP or the Specifications. If Lonza determines that an Engineering Batch does meet cGMP and the Specifications, it will Release such Engineering Batch as a cGMP Batch. Regardless of whether any Engineering Batch meets cGMP or the Specifications, Radius shall pay to Lonza the Price for such Engineering Batch plus the Raw Materials Fee associated with such Engineering Batches, [*].

2.3
cGMP Batches. Lonza will, in accordance with the terms of this Agreement and Quality Agreement, manufacture at the Facility and Release to Radius, cGMP Batches that comply with the Manufacturing Process, cGMP and the Specifications, together with a Certificate of Analysis; provided, however, that [*] cGMP manufacture [*] shall not commence until at least [*] successful [*] been manufactured in compliance with cGMP and Specifications [*]. Prior to commencement of cGMP manufacturing, Lonza shall review the process assumptions. In the event that there is a material difference in the process assumptions as compared with the process results demonstrated during the manufacture of Engineering Batches, the Parties shall meet to discuss in good faith a revision to the Batch Price to reflect such difference.

2.4
Process Validation Batches. Lonza shall manufacture and deliver Process Validation Batches as mutually agreed by Parties sufficient to document the operability and reproducibility of the Manufacturing Process and permit the Parties to complete and file the necessary regulatory documents.

2.4.1
Prior to commencement of Process Validation Batches, Lonza and Radius shall agree on a process validation plan identifying the validation requirements of the Manufacturing Process. All process validation activities that are excluded from the Price of Process Validation Batches shall be approved by Radius in advance and shall be paid for by Radius at the Price set out in the applicable Purchase Order.

2.4.2
Any regulatory support activities (including pre-Approval inspection) required and agreed to by Radius to support the Approval of the Product from the Facility shall be performed and supported by Lonza as reasonably requested by Radius. All such regulatory support activities are excluded from the Price of Process Validation Batches, shall be approved by Radius in advance, and shall be paid for by Radius at the Price set out in the applicable Purchase Order.

2.5
Supply of Radius Information and Radius Materials. Radius shall supply to Lonza all Radius Information and Radius Materials and other information or materials that may be reasonably required by Lonza to perform the Services. Lonza shall not be responsible for any delays arising out of Radius’ failure to provide such Radius Information, Radius Materials, or other information or materials reasonably required to perform the Services to Lonza, and Radius shall be responsible for all additional costs and expenses arising out of such delay, including, if applicable, any idle Facility capacity costs.

2.6
Raw Materials. Lonza shall procure all required Raw Materials as well as consumables other than those Raw Materials that are Radius Materials. Radius shall be responsible for payment for all consumables and Raw Materials ordered or irrevocably committed to be procured by Lonza hereunder. Upon cancellation of any Batch or termination of the Agreement, all unused Raw Materials shall be paid for by Radius within thirty (30) days of Radius’s receipt invoice and at Radius’ option will either be (a) held by Lonza for future use for the production of Product, (b) delivered to Radius, or (c) disposed of by Lonza.

3    Intentionally Omitted.
4    Quality

4.1
Responsibility for quality assurance and quality control of Product shall be allocated between Radius and Lonza as set forth in the Quality Agreement and in Lonza standard operating procedures. If there is a conflict between the terms and conditions of this Agreement and the Quality Agreement, the terms and conditions of this Agreement shall prevail.

4.2	Provisions regarding inspections by Regulatory Authorities and audits shall be set out in the Quality Agreement.

4.3
Person in Plant. Radius shall be permitted to have, at no additional cost, one (1) employee or contracted representative at the Facility as reasonably requested by Radius, at any time during the Manufacturing Process for the purpose of observing, reporting on, and consulting as to the performance of the Services. Such employee or contracted representative shall be subject to abide by confidentiality obligations as set forth herein and Lonza’s customary practices and operating procedures regarding persons in plant, and such employee agrees to comply with all instructions of Lonza’s employees at the Facility.

5    Insurance

5.1
Each Party shall, during the Term and for five (5) years after delivery of the last Product manufactured or Services provided under this Agreement, obtain and maintain at its own cost and expense from a qualified insurance company, comprehensive general liability insurance including, but not limited to product liability coverage in the amount of at least [*] per claim. Each Party shall provide the respective other Party with a certificate of such insurance upon reasonable request.

6    Forecasting, Ordering and Cancellation

6.1
Forecasting and Ordering. No later than the [*] day of each calendar [*], Radius shall supply Lonza with a written forecast showing Radius’ good faith estimated [*] requirements for [*] Batches for the following [*] period (the “Forecast”). No later than [*] following Lonza’s receipt of a Forecast, Lonza shall provide written notice to Radius of whether it has (as of the date of receipt of the Forecast) capacity available to manufacture the number of [*] Batches forecasted therein and shall provide Radius with an estimated production schedule showing the estimated [*] date of each cGMP Batch [*]. The first [*] of any Forecast shall be binding (“Binding Forecast”). Binding Purchase Orders for the entire [*] shall be submitted by Radius on the basis of the Binding Forecast within [*] days of [*] of the [*] Radius’ Forecast [*]. No Forecast shall amend any previous Binding Forecast. In order to ensure optimal production planning Radius will use commercially reasonable efforts to reach an accuracy of [*] of the non-binding portion of any Forecast.

6.2
Order Confirmation. Lonza shall confirm the [*] date(s) and quantity of Product to be delivered as set out in each Purchase Order within [*] of receipt from Radius of the relevant Purchase Order. Upon confirmation, each Purchase Order will be regarded by the Parties as a binding commitment by Lonza to manufacture and to deliver to Radius the relevant quantity of Product according to the requirements set out in such Purchase Order. Any Commencement Date or Release date set forth in Lonza’s written confirmation of a purchase order shall be an estimate only. All ordered [*] Batches shall be scheduled in a single Campaign in each [*] period unless otherwise agreed by Lonza [*]. Any additional or inconsistent terms or conditions of any Radius Purchase Order, acknowledgement or similar standardized form given or received pursuant to this Agreement shall have no effect and such terms and conditions are hereby rejected.

6.3
Rescheduling. Lonza shall have the right to reschedule [*] Commencement Date and Release date of any Batch or Campaign upon reasonable prior written notice to Radius, provided that the rescheduled Commencment Date and Release date is no earlier or no later than [*] days from the Commencement Date and Release date originally estimated at the time of Lonza’s acceptance of the binding Purchase Order. If Radius requests to change the Commencement Date and Release date, Lonza will make all reasonable attempts to accommodate the request; provided, however, in the event that this change would impact other projects scheduled for occupancy in the designated suite or suites, manufacture of Radius’ Batch or Campaign may be delayed until an adequate time period is available in the Facility schedule. Any such change requested by Radius may result in a rescheduling fee. Any delay requested by Customer of more than [*] shall be considered a cancellation pursuant to Section 6.6.

6.4
Minimum Quantity.     Radius undertakes to purchase from Lonza [*] of [*], (i) approximately [*] of net Product (minimally [*] Batches) during the calendar year [*], and (ii) approximately [*] of net Product (minimally [*] Batches) during each calendar year thereafter [*] of the [*] (together, the “Minimum Quantities”). If Radius fails to purchase such Minimum Quantities [*], Radius shall pay the Price per [*] for the [*] number of [*] below the Minimum Quantities within thirty (30) days following the applicable calendar year end [*].

6.5
Product Quantities. Quantities of Product arising from a Campaign [*] percent ([*]%) [*] will be invoiced according to the per gram Price as set forth in Appendix A or as outlined in a Purchase Order. In case of additional surplus quantities or quantities below [*] percent ([*]%) of the target quantity, the Parties will negotiate in good faith a reasonable price. The Purchase Order shall be fulfilled if at least [*]% of the target quantity is delivered.

6.6
Cancellation of a Binding Purchase Order. Radius may cancel a binding Purchase Order upon written notice to Lonza, subject to the payment of a cancellation fee as calculated below (the “Cancellation Fee”):

6.6.1
In the event that Radius provides written notice of cancellation to Lonza less than or equal to [*] prior to the estimated Commencement Date of one or more Batches, then [*] of the Batch Price of each such Batch cancelled is payable [*];

6.6.2
In the event that Radius provides written notice of cancellation to Lonza more than [*] but less than or equal to [*] prior to the estimated Commencement Date of one or more Batches, then [*] of the Batch Price of each such Batch cancelled is payable [*]; or

6.6.3	In the event that Radius provides written notice of cancellation to Lonza more than [*] prior to the estimated Commencement Date of a Batch, then [*] is payable.
[*].

6.7	Payment of Cancellation Fee. Any Cancellation Fee shall be payable within [*] following [*] thirty (30) days [*].

6.8
Replacement Project. Notwithstanding the foregoing, Lonza will [*], and then, in such case, the Cancellation Fee for each Batch cancelled [*] shall be reduced by an amount equal to [*] percent ([*]%) of the [*].

6.9	[*]. Upon the reasonable request of Radius [*], Lonza shall [*] assist [*], subject to payment of Lonza’s then current standard rates for such assistance.
7    Delivery and Acceptance

7.1
Title and Risk of Loss. With respect to any Radius Materials, title and risk of loss shall remain with the Radius and shall not transfer to Lonza. With respect to Product, title and risk of loss shall transfer to Radius upon Release.

7.2
Storage and Shipping. All Product shall be delivered FCA (as defined by Incoterms® 2010) the Facility. Lonza shall arrange for shipment of Batch(es) from the Facility upon instruction from Radius, at Radius’ expense, within thirty (30) days after Release or pay applicable storage costs. Lonza shall provide storage on a bill and hold basis for such Batch(es) at no charge for up to thirty (30) days; provided that any additional storage beyond thirty (30) days will be subject to availability and, if available, will be charged to Radius. In addition to Section 8.2, Radius shall be responsible for all value added tax (VAT) and any other applicable taxes, levies, import, duties and fees of whatever nature imposed as a result of any storage. Within five (5) days following a written request from Lonza, Radius shall provide Lonza with a letter in form mutually satisfactory to the Parties confirming the bill and hold status of each stored Batch.

7.3	[*] Reports. During the [*], Lonza shall provide Radius with [*] reports as of the [*] of the [*] for all [*] and for all [*].

7.4	Acceptance/Rejection of Product.

7.4.1	With respect to [*], Lonza shall deliver to Radius the [*]. With respect to [*] or [*], Lonza shall deliver the [*] to Radius in accordance with the provisions of the applicable Purchase Order.

7.4.2
Promptly following Release of Batches, Radius shall have the right to inspect such Batches and/or to test such Batches to determine compliance with the Specifications. Radius shall notify Lonza in writing of any rejection of a Batch based on any claim that it fails to meet Specifications [*] within [*] of Release, after which time all unrejected Batches shall be deemed accepted.

7.4.3
In the event that Lonza believes that a Batch has been incorrectly rejected by Radius, Lonza may require that Radius provide to it Batch samples for testing. Lonza may retain and test the samples of such Batch. In the event of a discrepancy between Radius’ and Lonza’s test results such that Lonza’s test results fall within relevant Specifications, or there exists a dispute between the Parties over the extent to which such failure is attributable to a given Party, the Parties shall cause an independent laboratory promptly to review records, test data and perform comparative tests and analyses on samples of the Product that allegedly fails to conform to Specifications or cGMP. Such independent laboratory shall be mutually agreed upon by the Parties. The independent laboratory’s results shall be in writing and shall be final and binding save for manifest error. Unless otherwise agreed to by the Parties in writing, the costs associated with such testing and review shall be borne by the Party against whom the independent laboratory rules.

7.4.4
Lonza shall [*] reprocess any Batch or, if reprocessing is not possible, replace any Batch that failed to conform with the Specifications (a “Failed Batch”), in the event that it is determined (by the Parties or the independent laboratory) that such failure was solely due to Lonza’s material breach of its obligations hereunder, negligence or intentional misconduct. Reprocessing or replacement [*] shall be made as promptly as practicable, in light of available manufacturing capacity. [*] and, where possible, [*] any replacement Batch shall be manufactured with the next scheduled cGMP Batch or Campaign. Radius acknowledges and agrees that its sole remedy with respect to a Failed Batch is as set forth in this Clause 7.4.4, and in furtherance thereof, Radius hereby waives all other remedies at law or in equity regarding the foregoing claims. Lonza shall be responsible for [*].

8    Price and Payment

8.1	Pricing for the Services provided by Lonza are set out in Appendix A. In the event of changes to the Services based on Radius’ request, [*].

8.2
Unless otherwise indicated in writing by Lonza, all Prices and charges are exclusive of value added tax (VAT) and of any other applicable taxes, levies, import, duties and fees of whatever nature imposed by or under the authority of any Governmental Authority and all such charges applicable to the Services shall be paid by Radius.

8.3
Lonza shall issue invoices to Radius for [*] percent ([*]%) of the Price for Products or Services upon [*] and [*], unless otherwise agreed by the Parties in the applicable Purchase Order in an applicable Purchase Order. All invoices are strictly net and payment [*] must be made within thirty (30) days of date of invoice [*]. Payment shall be made without deduction, deferment, set-off, lien or counterclaim.

8.4
If in default of payment of any undisputed invoice on the due date, interest shall accrue on any amount overdue at the lesser of (i) rate of two percent (2%) per month above the London Interbank Offered Rate (LIBOR) or (ii) the maximum rate allowable by applicable law, interest to accrue on a day to day basis until full payment; and Lonza shall, at its sole discretion, and without prejudice to any other of its accrued rights, be entitled to suspend the provision of the Services and or delivery of Product until all overdue amounts have been paid in full including interest for late payments.

8.5	Price adjustments.

8.5.1
Not more than [*] per [*], Lonza may adjust the Price in accordance with [*]. The new Price reflecting such Batch Price adjustment shall be effective for any Batch for which the Commencement Date is on or after the date of Lonza’s notice to Radius of the Price adjustment.

8.5.2
In addition to adjustments under Section 8.5.1, but without duplication of costs or expenses covered therein, the Price may be changed by Lonza, upon reasonable prior written notice to Radius (providing reasonable detail in support thereof), to reflect (i) [*], or for [*] process adjustment or assumption changes, and (ii) [*]. Any such increase or decrease in Price shall be effective [*].

9    Capital Equipment

9.1	Any Capital Equipment required for the performance of the Services shall be acquired on terms to be agreed by the Parties prior to commencement of the relevant Services.

10    Intellectual Property

10.1	Except as expressly otherwise provided herein, neither Party will, as a result of this Agreement, acquire any right, title, or interest in any Background IP of the other Party.

10.2
Subject to Clause 10.3, Radius shall own all right, title, and interest in and to any and all New Radius IP that Lonza and its Affiliates, the External Laboratories or other contractors or agents of Lonza develops, conceives, invents, first reduces to practice or makes, solely or jointly with Radius or others. For avoidance of doubt, “New Radius IP” shall include [*].

10.3	Notwithstanding [*], and subject to [*] shall own all right, title and interest in [*] that [*].

10.4
Lonza hereby assigns to Radius all of its right, title and interest in any New Radius IP. Lonza shall execute, and shall require its personnel as well as its Affiliates, External Laboratories or other contractors or agents and their personnel involved in the performance of the Services to execute, any documents reasonably required to confirm Radius’ ownership of the New Radius IP, and any documents required to apply for, prosecute, maintain, defend and enforce any patent or other right in the New Radius IP.

10.5	Lonza hereby grants to Radius a [*], under the [*] to the extent necessary for the [*] under this Agreement.

10.6
Radius hereby grants Lonza the non-exclusive right to use the Radius Information, Radius Background IP and New Radius IP during the Term solely for the purpose of fulfilling its obligations under this Agreement.

10.7
Radius will have [*] right to transfer the Manufacturing Process to itself [*] and any Third Party for the manufacture of that Product; provided, however, to the extent such technology transfer [*] includes Lonza Background IP or New General Application IP [*], such technology transfer shall be subject to [*] reasonable licensing fee and terms [*] to be agreed upon by the Parties [*]. [*] Lonza shall provide reasonably necessary documents to complete such technology transfer and Radius shall reimburse Lonza for any [*] costs (based on a full-time employee rate for such support) and expenses [*].

11    Warranties

11.1	Lonza represents, warrants, and covenants that:

11.1.1	the Services shall be performed in accordance with all Applicable Laws;

11.1.2	except with respect to any development services and Engineering Batches, the manufacture of Product shall be performed in accordance with cGMP and will meet the Specifications at the date of delivery;

11.1.3	it or its Affiliate holds all necessary permits, approvals, consents and licenses to enable it to perform the Services at the Facility;

11.1.4	[*]

11.1.1	it has the necessary corporate authorizations to enter into and perform this Agreement.

11.2	Radius represents, warrants, and covenants that:

11.2.1	[*] Radius has all the rights necessary to permit Lonza to perform the Services without infringing the Intellectual Property rights of any Third Party;

11.2.2
Radius will promptly notify Lonza in writing if it receives or is notified of a formal written claim from a Third Party that Radius Information and Radius Intellectual Property or that the use by Lonza thereof for the provision of the Services infringes any Intellectual Property or other rights of any Third Party; and

11.2.3	Radius has the necessary corporate authorizations to enter into this Agreement.

11.3
Ethical Business Practices: Lonza agrees to conduct the business contemplated herein in a manner which is consistent with both Applicable Laws and good business ethics. In performing the Services for Radius, Lonza and its employees and agents (i) will not offer to make, make, promise, authorize or accept any payment or giving anything of value, including, without limitation, bribes, either directly or indirectly to any public official, Regulatory Authority or anyone else for the purpose of influencing, inducing or rewarding any act, omission or decision in order to secure an improper advantage, or obtain or retain business and (ii) will comply with all applicable anti-corruption and anti-bribery laws and regulations. [*] and its employees and agents will not [*] in connection with [*] performance of this Agreement except as may be expressly permitted in this Agreement without [*] and obtaining [*]. [*] will notify [*] promptly upon becoming aware of any breach of [*] obligations under this Section.

11.4
DISCLAIMER: THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, AND ALL OTHER WARRANTIES, BOTH EXPRESS AND IMPLIED, ARE EXPRESSLY DISCLAIMED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12    Indemnification and Liability

12.1
Indemnification by Lonza. Lonza shall indemnify, defend, and hold harmless Radius, its Affiliates, and its and their respective officers, employees and agents (“Radius Indemnitees”) from and against any loss, damage, costs and expenses (including reasonable attorney fees) that Radius Indemnitees may suffer as a result of any Third Party claim arising directly out of (i) any material breach of the warranties given [*] by Lonza in this Agreement; (ii) [*] any claims alleging that the Services (excluding use by Lonza of Radius Information and Radius Background IP) infringe any Intellectual Property rights of a Third Party except, in each case, to the extent that such claims resulted from the negligence, intentional misconduct or breach of this Agreement by any Radius Indemnitees.

12.2
Indemnification by Radius. Radius shall indemnify, defend, and hold harmless Lonza, its Affiliates, and its and their respective officers, employees and agents (“Lonza Indemnitees”) from and against any loss, damage, costs and expenses (including reasonable attorney fees) that Lonza Indemnitees may suffer as a result of any Third Party claim arising directly out of (i) any material breach of the warranties given [*] by Radius in this Agreement; (ii) [*]; (iii) any claims alleging that [*] by Lonza of [*] infringes any Intellectual Property rights of a Third Party; or (iv) the manufacture, use, sale, or distribution of any Product, including any claims of product liability; except, in each case, to the extent that such claims resulted from the negligence, intentional misconduct or breach of this Agreement by any Lonza Indemnitees.

12.3
Indemnification Procedure. If the Party to be indemnified intends to claim indemnification under this Clause 12, it shall promptly notify the indemnifying Party in writing of such claim. The indemnitor shall have the right to control the defense and settlement thereof; provided, however, that any indemnitee shall have the right to retain its own counsel at its own expense. The indemnitee, its employees and agents, shall reasonably cooperate with the indemnitor in the investigation of any liability covered by this Clause 12. The failure to deliver prompt written notice to the indemnitor of any claim, to the extent prejudicial to its ability to defend such claim, shall relieve the indemnitor of any obligation to the indemnitee under this Clause 12.

12.4
DISCLAIMER OF CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST REVENUES ARISING FROM OR RELATED TO THIS AGREEMENT, EXCEPT TO THE EXTENT RESULTING FROM FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT [*].

12.5	LIMITATION OF LIABILITY.

12.5.1
LONZA’S LIABILITY TO RADIUS UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED, IN THE AGGREGATE, THE GREATER OF (A) THE TOTAL AMOUNTS PAID BY RADIUS TO LONZA IN THE TWELVE (12) MONTH PERIOD PRECEDING THE LAST CLAIM FOR DAMAGES, OR (B) $2,000,000, EXCEPT TO THE EXTENT RESULTING FROM LONZA’S FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, OR A BREACH BY LONZA OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 13.

12.5.2
RADIUS’ LIABILITY TO LONZA UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED, IN THE AGGREGATE, THE GREATER OF (A) THE TOTAL AMOUNTS PAID BY RADIUS TO LONZA IN THE TWELVE(12) MONTH PERIOD PRECEDING THE LAST CLAIM FOR DAMAGES, OR (B) $2,000,000, EXCEPT TO THE EXTENT RESULTING FROM (I) RADIUS’ FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, (II) RADIUS’ INDEMNIFICATION UNDER SECTION 12.2 AGAINST A THIRD PARTY CLAIM, (III) RADIUS’ PAYMENT OBLIGATIONS UNDER THIS AGREEMENT, OR (IV) A BREACH BY RADIUS OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 13.

13    Confidentiality

13.1
A Party receiving Confidential Information (the “Receiving Party”) agrees to strictly keep secret any and all Confidential Information received during the Term from or on behalf of the other Party (the “Disclosing Party”) using at least the same level of measures as it uses to protect its own Confidential Information, but in any case at least commercially reasonable and customary efforts. Confidential Information shall include information disclosed in any form including but not limited to in writing, orally, graphically or in electronic or other form to the Receiving Party, observed by the Receiving Party or its employees, agents, consultants, or representatives, or otherwise learned by the Receiving Party under this Agreement, which the Receiving Party knows or reasonably should know is confidential or proprietary.

13.2
Notwithstanding the foregoing, Receiving Party may disclose Confidential Information which is or will be required pursuant to a court order or applicable governmental or administrative or public law, rule, regulation or order, provided that the Receiving Party will, to the extent not legally prohibited, inform the Disclosing Party promptly in writing and cooperate with the Disclosing Party in seeking to minimize the extent of, and obtain confidential treatment for, that Confidential Information which is required to be disclosed to the courts and/or authorities. [*].

13.3	The obligation to maintain confidentiality under this Agreement does not apply to Confidential Information, which the Receiving Party demonstrates:

13.3.1	at the time of disclosure was publicly available; or

13.3.2	is or becomes publicly available other than as a result of a breach of this Agreement by the Receiving Party; or

13.3.3
as the Receiving Party can establish by competent proof, was rightfully in its possession at the time of disclosure by the Disclosing Party and had not been received from or on behalf of Disclosing Party or otherwise under an obligation of confidentiality; or

13.3.4	is supplied to the Receiving Party by a Third Party which was not in breach of an obligation of confidentiality to Disclosing Party or any other party; or

13.3.5	is developed by the Receiving Party independently from and without use of or reference to the Confidential Information, as evidenced by contemporaneous written records.

13.4
The Receiving Party will use Confidential Information only for the purposes of this Agreement and will not make any use of the Confidential Information for its own separate benefit or the benefit of any Third Party including, without limitation, with respect to research or product development or any reverse engineering or similar testing. The Receiving Party agrees to return or destroy promptly (and certify such destruction) on Disclosing Party’s request, all written or tangible Confidential Information of the Disclosing Party, except that one copy of such Confidential Information may be kept by the Receiving Party in its confidential files for record keeping purposes only.

13.5
Each Party will restrict the disclosure of Confidential Information to such officers, employees, consultants and representatives of itself and its Affiliates who have been informed of the confidential nature of the Confidential Information and who have a need to know such Confidential Information for the purpose of this Agreement. Prior to disclosure to such persons, the Receiving Party shall bind its and its Affiliates’ officers, employees, consultants and representatives to confidentiality and non-use obligations no less stringent than those set forth herein. The Receiving Party shall notify the Disclosing Party as promptly as practicable of any unauthorized use or disclosure of the Confidential Information.

13.6
The Receiving Party shall at any time be fully liable for any and all breaches of the confidentiality obligations in this Clause 13 by any of its Affiliates or the employees, consultants and representatives of itself or its Affiliates.

13.7
Each Party hereto expressly agrees that any breach or threatened breach of the undertakings of confidentiality provided under this Clause 13 by a Party may cause irreparable harm to the other Party and that money damages may not provide a sufficient remedy to the non-breaching Party for any breach or threatened breach. In the event of any breach and/or threatened breach, then, in addition to all other remedies available at law or in equity, the non-breaching Party shall be entitled to seek injunctive relief and any other relief deemed appropriate by the non-breaching Party.

14    Term and Termination

14.1
Term. This Agreement shall commence on the Effective Date and shall end on the sixth (6th) anniversary of the Effective Date unless terminated earlier as provided herein (the “Term”). This Agreement shall automatically renew for successive periods of three (3) years each (each a “Renewal Term”) unless a Party provides written notice to the other Party twenty-four (24) months prior to the end of the Term or Renewal Term of its intent not to renew. Notwithstanding the foregoing, each Purchase Order may have separate term and termination provisions so long as the term of any Purchase Order does not extend beyond the Term or Renewal Term.

14.2	Termination. This Agreement may be terminated as follows:

14.2.1	by Lonza for any reason upon thirty (30) months prior written notice to Radius, or by Radius for any reason upon twenty-four (24) months prior written notice to Lonza;

14.2.2
by either Party if the other Party breaches a material provision [*] of this Agreement and fails to cure such breach to the reasonable satisfaction of the non-breaching Party within [*] ([*] for non-payment of undisputed amounts) following written notification of such breach from the non-breaching party to the breaching party; provided, however, that such [*] period shall be extended as agreed by the Parties if the identified breach is incapable of cure within [*] and if the breaching Party provides a plan and timeline to cure the breach within such period, promptly commences efforts to cure the breach and diligently prosecutes such cure (it being understood that this extended period shall be unavailable for any breach regarding non-payment);

14.2.3
by either Party, immediately, if the other Party becomes insolvent, is dissolved or liquidated, makes a general assignment for the benefit of its creditors, or files or has filed against it, a petition in bankruptcy or has a receiver appointed for a substantial part of its assets;

14.2.4	by either Party pursuant to Clause 15;

14.2.5	by Radius if Radius fails to obtain Approval upon twelve (12) months prior written notice to Lonza; or

14.2.6	by Radius, if the Product is withdrawn from the market, upon twelve (12) months prior written notice to Lonza.

14.3	Consequences of Termination. In the event of termination hereunder:

14.3.1
Lonza shall be compensated for (i) Services rendered up to the [*] date of termination, including in respect of any Product in-process; (ii) all [*] costs incurred through the date of termination, including Raw Materials costs and Raw Materials Fees for Raw Materials used or [*] purchased for use in connection with the Agreement; (iii) all unreimbursed Capital Equipment and related decommissioning charges incurred pursuant to Clause 9; (iv) all amounts due under Clause 6.4 [*], and (v) any applicable Cancellation Fees. In the case of termination by Lonza for Customer’s material breach, Cancellation Fees shall be calculated as of the date of written notice of termination [*].

14.3.2	[*].

14.4
Survival. The rights and obligations of each Party which by their nature survive the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement, including Clauses 1, 5, 10-13, 14.4 and 16 (to the extent relevant).

15    Force Majeure

15.1
If a Party is prevented or delayed in the performance of any of its obligations under the Agreement by Force Majeure and gives written notice thereof to the other Party specifying the matters constituting Force Majeure together with such evidence as such Party reasonably can give and specifying the period for which it is estimated that such prevention or delay will continue, such Party shall be excused from the performance or the punctual performance of such obligations as the case may be from the date of such notice for so long as such cause of prevention or delay shall continue. Provided that, if such Force Majeure persists for a period of three (3) months or more, the other Party may terminate this Agreement by delivering written notice to Party claiming Force Majeure.

15.2
“Force Majeure” shall be deemed to include any reason or cause beyond a Party’s reasonable control affecting the performance by such Party of its obligations under the Agreement, including, but not limited to, any cause arising from or attributable to acts of God, strike, lockouts, labor troubles (except not strike, lockouts, or labor troubles in connection with labor employed by the affected party), shortages, restrictive governmental orders or decrees, riots, insurrection, war, terrorist acts.

15.3	With regard to Lonza, any such event of Force Majeure affecting services or production at its Affiliates or suppliers shall be regarded as an event of Force Majeure.
16    Miscellaneous

16.1
Severability. If any provision hereof is or becomes at any time illegal, invalid or unenforceable in any respect, neither the legality, validity nor enforceability of the remaining provisions hereof shall in any way be affected or impaired thereby. The Parties hereto undertake to substitute any illegal, invalid or unenforceable provision by a provision which is as far as possible commercially equivalent considering the legal interests and the Purpose.

16.2
Amendments/Assignment. Modifications and/or amendments to this Agreement must be in writing and signed by the Parties. Lonza shall be entitled to instruct one or more of its Affiliates to perform any of Lonza’s obligations contained in this Agreement provided that, [*] Lonza shall remain fully responsible in respect of those obligations [*]. Subject thereto, neither Party may assign its interest under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, provided, however that [*] may assign this Agreement [*] to (i) any Affiliate or (ii) any Third Party in connection with the sale [*] or transfer (by whatever method) of all or substantially all of the assets of the business [*]. For purposes of this Clause 16.2, the terms “assign” and “assignment” shall include, without limitation (i) the sale of fifty percent (50%) or more of the outstanding stock of such Party to an Affiliate of such Party or an unrelated entity or natural person, (ii) the sale or transfer or other assignment of all or substantially all of the assets of the Party or the line of business or Product to which this Agreement relates, and (iii) a merger, consolidation, acquisition or other form of business combination. Any purported assignment without a required consent shall be void. No assignment shall relieve any Party of responsibility for the performance of any obligation that accrued prior to the effective date of such assignment.

16.3
Notice. All notices must be written and sent to the address of the Party first set forth above. All notices must be given (a) by personal delivery, with receipt acknowledged, (b) by facsimile followed by hard copy delivered by the methods under (c) or (d), (c) by prepaid certified or registered mail, return receipt requested, or (d) by prepaid recognized next business day delivery service. Notices will be effective upon receipt or at a later date stated in the notice.

16.4
Governing Law/Jurisdiction. This Agreement is governed in all respects by the laws of the State of New York. The Parties agree to submit to the jurisdiction of the courts of State of New York. The Parties expressly reject any application to this Agreement of (a) the United Nations Convention on Contracts for the International Sale of Goods; and (b) the 1974 Convention on the Limitation Period in the International Sale of Goods, as amended by that certain Protocol, done at Vienna on April 11, 1980.

16.5
Public Statements. Except to the extent required by Applicable Laws or the rules of any stock exchange or listing agency, in which case Section 13.2 shall apply, neither party will make any public statement or press release concerning this Agreement or the transactions contemplated by this Agreement, or use the other Party’s name in any form of advertising, promotion or publicity, without obtaining the prior written consent of the other party.

16.6
No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they will not be construed as conferring any rights on any other persons.

16.7
Entire Agreement. This Agreement, together with the Appendices, contains the entire agreement between the Parties as to the subject matter hereof and supersedes all prior and contemporaneous agreements with respect to the subject matter hereof, including the DMSA. Upon execution of this Agreement, any outstanding purchase orders placed under the DMSA shall become Purchase Orders under this Agreement and the DMSA shall automatically terminate. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. Each party acknowledges that an original signature or a copy thereof transmitted by facsimile or by .pdf shall constitute an original signature for purposes of this Agreement.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Manufacturing Services Agreement to be executed by its duly authorized representative effective as of the date written above.
LONZA SALES LTD
By:
Name
Title
By:
Name
Title
RADIUS HEALTH, INC.
By:
Name
Title

APPENDIX A

Prices for the GMP manufacturing of Product (Abaloparatide; BA058) by Manufacturing Process reaching Specifications as detailed in Appendix B.
The target yield per batch is approximately [*].

Price (Euro)
Price per gram [*]	[*]€/g

Minimum quantities and number of batches to be produced by Lonza and sold to Radius in the calendar [*].

	No. of Batches	Quantity
First calendar year [*]	[*]	[*]
Each calendar year after the first year [*]	[*]	[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R.§§ 200.80(b)(4) and 240-24b-2

APPENDIX B
Specifications
APPENDIX B:
SPECIFICATIONS

MLP ID    B0-40066PA
MLP Version    12
Modified on    07-JUL-2016 13:44
Modified by    XXX
Description    555321 RDS-001 Abaloparatide
Product code    CR413768 [*]
Product group
Version comment
Test schedule    B0-40066PA.12
Substance    555321
Document
Document Version
Modifiable    TRUE
Group    B0

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R.§§ 200.80(b)(4) and 240-24b-2

Component	Type		Intern	Extern	Warning	Unit	DP	CoA Pos	Short	Repl. Cnt	Dyn Lvl	Part Samp	Std
B0V011042A Appearance	T	Text Phrase Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] B0-40066PA ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒		0	1	*	1	0	Y	Y
B0V011042A Colour	T	Text Phrase Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] B0-40066PB ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒		0	2	*	1	0	Y	Y
B0M030405A Masse monoisotopic	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] [*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	DA	1	3	*	1	0	Y	Y
B0M030405A Identity (LC/MS)	T	Text Phrase Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	Complies ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒		0	4	*	1	0	Y	Y

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R.§§ 200.80(b)(4) and 240-24b-2

Component	Type		Intern	Extern	Warning	Unit	DP	CoA Pos	Short	Repl. Cnt	Dyn Lvl	Part Samp	Std
B0L026571C Total impurities (HPLC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	%	1	5	*	1	0	Y	Y
B0L026571C Any unspecified impurity (HPLC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	%	1	6	*	1	0	Y	Y
B0L026571C Purity (HPLC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	%	1	7	*	1	0	Y	Y
B0L026571B Imp. Unknown, [*] area (HPLC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒		2	8	*	1	0	Y	Y

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R.§§ 200.80(b)(4) and 240-24b-2

Component	Type		Intern	Extern	Warning	Unit	DP	CoA Pos	Short	Repl. Cnt	Dyn Lvl	Part Samp	Std
B0L026571B Impurity Unknown, RRT, [*] area (HPLC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	%	1	9	*	1	0	Y	Y
B0L027311I [*] (HPLC)	T	Text Phrase Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	Complies ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒		0	10	*	1	0	Y	Y
B0L027311I Total impurities (HPLC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	%	1	11	*	1	0	Y	Y
B0L027311I Any unspecified impurity (HPLC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	%	1	12	*	1	0	Y	Y

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R.§§ 200.80(b)(4) and 240-24b-2

Component	Type		Intern	Extern	Warning	Unit	DP	CoA Pos	Short	Repl. Cnt	Dyn Lvl	Part Samp	Std
B0L027311I Purity (HPLC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	%	1	13	*	1	0	Y	Y
B0L027311I API content (HPLC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	%w/w	1	14	*	1	0	Y	Y
B0L027311I Sum of [*] (HPLC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	%	1	15	*	1	0	Y	Y
B0L027311I [*] (HPLC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	%	1	16	*	1	0	Y	Y

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R.§§ 200.80(b)(4) and 240-24b-2

Component	Type		Intern	Extern	Warning	Unit	DP	CoA Pos	Short	Repl. Cnt	Dyn Lvl	Part Samp	Std
B0L027311B Imp. Unknown, RRT, >0.1% area (HPLC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒		2	17	*	1	0	Y	Y
B0L027311B Impurity unknown, >0.1% area (HPLC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	%	1	18	*	1	0	Y	Y
B0L022057A [*] (IEX-HPLC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	%w/w	1	19	*	1	0	Y	Y
B0L022057B [*] (IEX-HPLC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	%w/w	1	20	*	1	0	Y	Y

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R.§§ 200.80(b)(4) and 240-24b-2

Component	Type		Intern	Extern	Warning	Unit	DP	CoA Pos	Short	Repl. Cnt	Dyn Lvl	Part Samp	Std
B0N024072A Water (KF, coulom.)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	%w/w	1	21	*	1	0	Y	Y
B0G024588A [*] (GC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	μg/g	0	22	*	1	0	Y	Y
B0G024588A [*] (GC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	μg/g	0	23	*	1	0	Y	Y
B0G024588A [*] (GC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	μg/g	0	24	*	1	0	Y	Y

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R.§§ 200.80(b)(4) and 240-24b-2

Component	Type		Intern	Extern	Warning	Unit	DP	CoA Pos	Short	Repl. Cnt	Dyn Lvl	Part Samp	Std
B0G024588A [*] (GC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	μg/g	0	25	*	1	0	Y	Y
B0G024588A [*] (GC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	μg/g	0	26	*	1	0	Y	Y
B0G024635A [*] (GC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	μg/g	0	27	*	1	0	Y	Y
B0G012082A Total residual solvents (GC)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	μg/g	0	28	*	1	0	Y	Y

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R.§§ 200.80(b)(4) and 240-24b-2

Component	Type		Intern	Extern	Warning	Unit	DP	CoA Pos	Short	Repl. Cnt	Dyn Lvl	Part Samp	Std
B0O023196A Specific Optical Rotation (on AFB)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] [*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	*	1	29	*	1	0	Y	Y
B0K011068W Endotoxins kin.-turbidimetric (USP/EP)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	EU/mg	0	30	*	1	0	Y	Y
B0K011091J Total aerobic microbial count (USP/EP)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	CFU/100mg	0	31	*	1	0	Y	Y
B0K011091J Total comb. Molds+yeasts count (USP/EP)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	CFU/100mg	0	32	*	1	0	Y	Y

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R.§§ 200.80(b)(4) and 240-24b-2

Component	Type		Intern	Extern	Warning	Unit	DP	CoA Pos	Short	Repl. Cnt	Dyn Lvl	Part Samp	Std
B0A022698A Mass balance (calculated)	N	Min Max Calc AQL	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	[*] [*] ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒ ‒	%w/w	0	33	*	1	0	Y	Y

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.